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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95007) pertaining to the 1996 Equity Incentive Plan, 1999 Equity Incentive Plan, 1999 Employees Stock Purchase Plan and the 1999 Non-Employees Directors' Stock Option Plan of Caliper Technologies Corp. of our report dated January 25, 2000, with respect to the financial statements of Caliper Technologies Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
March 21, 2000